UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2012

United Refining Company

(Exact name of registrant as specified in its charter)

Pennsylvania	333-35083	25-1411751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Bradley Street Warren, Pennsylvania		16365
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (814) 723-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2012, the board of directors of United Refining Company (the “Company”) appointed Mr. Dennis Mehiel as a director to fill a vacancy created by Mr. Mehiel’s resignation as a director in May 2011. Mr. Mehiel has previously served as a director from 2004 to 2011 and from 1997 to 2002. Mr. Mehiel has been the Chairman and Chief Executive Officer of U.S. Corrugated, Inc. since 2006. Mr. Mehiel is the Former Chairman and Chief Executive Officer of Sweetheart Cup Company, the Nation’s Largest Manufacturer of Institutional Food Service Disposables, until it merged with its competitor Solo Cup Company in 2004.

There are no arrangements or understandings between Mr. Mehiel and any other person pursuant to which he was selected to serve on the board of directors, and there are no relationships between Mr. Mehiel and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Mehiel will be entitled to the Company’s standard director cash and equity compensation arrangement for non-affiliate directors, which is described in greater detail in the Company’s annual report on Form 10-K filed with the SEC on November 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2012

UNITED REFINING COMPANY

By:	/s/ James E. Murphy
Name: James E. Murphy
Title: Vice President, Chief Financial Officer and Treasurer